Exhibit N(2)

AMENDED APPENDIX A

(effective as of July 25, 2012)

to the

MassMutual Select Funds

Amended and Restated Rule 18f-3 Plan

Adopted February 16, 2012

Administrative Service Fees

	Class Z	Class I	Class S	Class Y	Class L	Class A	Class N
PIMCO Total Return Fund	0.0200%	None	0.1700%	0.2900%	0.3700%	0.2200%	0.2200%
Strategic Bond Fund	None	None	0.0500%	0.1000%	0.2500%	0.2500%	0.3000%
BlackRock Global Allocation Fund	None	None	0.0500%	0.1500%	0.3000%	0.3000%	None
Diversified Value Fund	None	None	0.0583%	0.1583%	0.2683%	0.3083%	0.3683%
Fundamental Value Fund	0.0700%	None	0.2729%	0.3129%	0.4629%	0.4629%	0.5129%
Large Cap Value Fund	None	None	0.0844%	0.1744%	0.3244%	0.3244%	0.3744%
Indexed Equity Fund	0.0577%	0.1355%	0.3497%	0.3797%	0.5297%	0.5297%	0.5797%
Focused Value Fund	0.0700%	None	0.1844%	0.2844%	0.4344%	0.4344%	0.4844%
Fundamental Growth Fund	None	None	0.1629%	0.2029%	0.3529%	0.3529%	0.4029%
Blue Chip Growth Fund	None	None	0.1585%	0.2885%	0.4085%	0.4085%	0.4585%
Growth Opportunities Fund	0.0944%	None	0.2444%	0.3444%	0.4944%	0.4944%	0.5444%
Mid-Cap Value Fund	0.0800%	None	0.1500%	0.2500%	0.4000%	0.4000%	0.4500%
Small Cap Value Equity Fund	None	None	0.0500%	0.1500%	0.3000%	0.3000%	0.3500%
Small Company Value Fund	0.0600%	None	0.2493%	0.2893%	0.4393%	0.4393%	0.4893%
S&P® Mid Cap Index Fund	0.0500%	0.1500%	0.3000%	0.4000%	0.5500%	0.4500%	None
Russell 2000® Small Cap Index Fund	0.0500%	0.1500%	0.3000%	0.4000%	0.5500%	0.4500%	None
Mid Cap Growth Equity II Fund	0.0600%	None	0.1844%	0.2744%	0.4244%	0.4244%	0.4744%
Small Cap Growth Equity Fund	0.0700%	None	0.1675%	0.3075%	0.4575%	0.4575%	0.5075%
Small Company Growth Fund	None	None	0.1591%	0.1991%	0.3491%	0.3491%	0.3991%
Diversified International Fund	None	None	0.0500%	0.1500%	0.3000%	0.3000%	None
MSCI EAFE® International Index Fund	0.0500%	0.1500%	0.3000%	0.4000%	0.5500%	0.4500%	None
Overseas Fund	0.0700%	None	0.3543%	0.4043%	0.4543%	0.4543%	0.5043%
RetireSMARTSM Conservative Fund	None	None	0.0400%	0.0800%	0.1600%	0.1600%	None
RetireSMARTSM Moderate Fund	None	None	0.0500%	0.0900%	0.1700%	0.1700%	None
RetireSMARTSM Moderate Growth Fund	None	None	0.0500%	0.0900%	0.1700%	0.1700%	None
RetireSMARTSM Growth Fund	None	None	0.0500%	0.0900%	0.1700%	0.1700%	None
RetireSMARTSM In Retirement Fund	None	None	0.0200%	0.0859%	0.1859%	0.1859%	0.2359%

	Class Z	Class I	Class S	Class Y	Class L	Class A	Class N
RetireSMARTSM 2010 Fund	None	None	0.0196%	0.1096%	0.2096%	0.2096%	0.2596%
RetireSMARTSM 2015 Fund	None	None	0.0100%	0.1000%	0.2000%	0.2000%	None
RetireSMARTSM 2020 Fund	None	None	0.0258%	0.1158%	0.2158%	0.2158%	0.2658%
RetireSMARTSM 2025 Fund	None	None	0.0100%	0.1000%	0.2000%	0.2000%	None
RetireSMARTSM 2030 Fund	None	None	0.0233%	0.1133%	0.2133%	0.2133%	0.2633%
RetireSMARTSM 2035 Fund	None	None	0.0100%	0.1000%	0.2000%	0.2000%	None
RetireSMARTSM 2040 Fund	None	None	0.0116%	0.1016%	0.2016%	0.2016%	0.2516%
RetireSMARTSM 2045 Fund	None	None	0.0100%	0.1000%	0.2000%	0.2000%	None
RetireSMARTSM 2050 Fund	None	None	0.0100%	0.1000%	0.2000%	0.2000%	0.2500%

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